                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                          ALPHA LAND AND RESERVES, LLC
                                   ("SELLER")

                                       AND

                                    CSTL LLC
                                    ("BUYER")

                           COVERING THE ACQUISITION OF

                 CERTAIN ASSETS OF ALPHA LAND AND RESERVES, LLC

                                  April 9, 2003

                                TABLE OF CONTENTS

1.    DEFINITIONS AND INTERPRETATIONS...................................................................    1
   1.1      Definitions.................................................................................    1
   1.2      Interpretations.............................................................................    1
2.    PURCHASE AND SALE OF ASSETS.......................................................................    2
   2.1      Purchase and Sale...........................................................................    2
   2.2      Purchase Price..............................................................................    2
   2.3      The Closing.................................................................................    2
   2.4      Deliveries at the Closing...................................................................    3
3.    REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.........................................    3
   3.1      Representations and Warranties Concerning Seller............................................    3
   3.2      Representations and Warranties of Buyer.....................................................    4
4.    REPRESENTATIONS AND WARRANTIES CONCERNING THE ASSETS..............................................    5
   4.1      Representations and Warranties Concerning the Assets........................................    5
   4.2      Limitations of Representations and Warranties...............................................    8
5.    PRE-CLOSING COVENANTS.............................................................................    9
   5.1      Satisfaction of Conditions Precedent........................................................    9
   5.2      Notices and Consents........................................................................    9
   5.3      Operation of Business.......................................................................    9
   5.4      Access to Information.......................................................................   10
   5.5      Contact with Lessees, Customers and Vendors.................................................   10
   5.6      Amendment of Disclosure Schedule............................................................   10
6.    POST-CLOSING COVENANTS............................................................................   10
   6.1      General.....................................................................................   11
   6.2      Delivery and Retention of Records...........................................................   11
7.    CONDITIONS PRECEDENT..............................................................................   12
   7.1      Conditions to Obligation of Buyer...........................................................   12
   7.2      Conditions to Obligation of Seller..........................................................   13
8.    REMEDIES FOR BREACHES OF AGREEMENT................................................................   14
   8.1      Survival of Representations, Warranties and Certain Covenants...............................   14
   8.2      Indemnification Provisions for Benefit of Buyer.............................................   15
   8.3      Indemnification Provisions for Benefit of Seller............................................   16
   8.4      Matters Involving Third Parties.............................................................   16
   8.5      Determination of Amount of Adverse Consequences.............................................   16
   8.6      Tax Treatment of Indemnity Payments.........................................................   17
9.    TAX MATTERS.......................................................................................   17
   9.1      Post-Closing Tax Returns....................................................................   17
   9.2      Pre-Closing Tax Returns.....................................................................   17
   9.3      Prorated Ad Valorem Taxes...................................................................   17
   9.4      Claims for Refund...........................................................................   17
   9.5      Cooperation on Tax Matters..................................................................   17
   9.6      Certain Taxes...............................................................................   18
   9.7      Confidentiality.............................................................................   18
   9.8      Audits......................................................................................   18

   9.9      Control of Proceedings......................................................................   19
   9.10     Powers of Attorney..........................................................................   19
   9.11     Remittance of Refunds.......................................................................   19
   9.12     Purchase Price Allocation...................................................................   19
   9.13     Closing Tax Certificate.....................................................................   19
10.   TERMINATION OF AGREEMENT..........................................................................   20
   10.1     Termination of Agreement....................................................................   20
   10.2     Effect of Termination.......................................................................   20
11.   MISCELLANEOUS.....................................................................................   20
   11.1     Insurance...................................................................................   21
   11.2     Press Releases and Public Announcements.....................................................   21
   11.3     No Third Party Beneficiaries................................................................   21
   11.4     Succession and Assignment...................................................................   21
   11.5     Counterparts................................................................................   21
   11.6     Notices.....................................................................................   21
   11.7     Governing Law...............................................................................   22
   11.8     Entire Agreement............................................................................   23
   11.9     Severability................................................................................   23
   11.10       Transaction Expenses.....................................................................   23

                                    EXHIBITS

EXHIBIT A:  DEFINITIONS AND INTERPRETATIONS
EXHIBIT B:  FORM OF CONVEYANCE DEED
EXHIBIT C:  FORM OF LEASE AGREEMENT
EXHIBIT D:  FORM OF ASSUMPTION AND ASSIGNMENT AGREEMENT
EXHIBIT E:  DISCLOSURE SCHEDULE
EXHIBIT F:  FORM OF LEGAL OPINIONS
EXHIBIT G:  FORM OF LEASE TERMINATION AGREEMENT

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of April 9, 2003 is by and between (1) ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company ("Seller"), and (2) CSTL LLC, a Delaware limited liability company, (the "Buyer"). Seller and Buyer are sometimes referred to collectively herein as the "Parties" and individually as a "Party."

                                    RECITALS

         WHEREAS, Seller owns certain coal reserves and related mining rights in Buchanan, Russell, Dickenson and Wise Counties, Virginia; and

         WHEREAS, Seller is lessor under certain mining leases with respect to certain of its coal reserves;

         WHEREAS, Seller, as Lessee, is a party to that certain Coal Mining Lease dated December 4, 2002 with Buyer, as Lessor (the "VICC Lease"); and

         WHEREAS, all of Seller's limited liability company membership interest is held directly or indirectly by Alpha Natural Resources, LLC, ("Alpha");

         WHEREAS, this Agreement contemplates a financing transaction in which
(i) Buyer will purchase from Seller, and Seller will sell, certain of its rights, title and interests in and to such coal reserves in return for the consideration specified in this Agreement, (ii) Seller will lease back certain of the coal reserves from Buyer as provided in this Agreement, and (iii) the VICC Lease will be terminated as March 31, 2003 and replaced by the Lease Agreement contemplated by this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual promises made in this Agreement, and in consideration of the representations, warranties, and covenants contained in this Agreement, the Parties agree as follows:

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATIONS

         1.1 Definitions. Unless otherwise provided to the contrary in this Agreement, capitalized terms in this Agreement shall have the meanings set forth in Section 1.1 of Exhibit A.

         1.2 Interpretations. Unless expressly provided to the contrary in this Agreement, this Agreement shall be interpreted in accordance with the provisions set forth in Section 1.2 of Exhibit A.

                                   ARTICLE II

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                           PURCHASE AND SALE OF ASSETS

         2.1 Purchase and Sale. On the terms and subject to the conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in (i) the coal reserves and related mining rights more specifically described in the real property descriptions included in Exhibit B, (ii) the files, data, information and records relating to the coal reserves being conveyed (the "Records") and (iii) the Outleases (all of which are collectively referred to as the "Assets"). For avoidance of doubt, the Assets shall not include any of the following: (a) the inventories owned by Seller (including inventories of extracted coal and other raw materials and supplies) that are located on or are in transit to the mining or processing sites of Seller (although Buyer shall receive all royalty attributable to such inventory, to the extent such coal is sold after April 1,
2003); (b) real property surface rights or interests except as listed in Exhibit B, preparation plants, buildings, infrastructure, machinery, equipment, vehicles, furniture, supplies, replacement parts, tools and any other tangible personal property that are located on or are in transit to the mining or processing sites of Seller; (c) any governmental licenses or permits relating to the Assets or the operation of the business of Seller or any of its Affiliates; and (d) any accounts, accounts receivable, notes and notes receivable, reclamation and performance bonds, deposit, pre-paid rentals and royalties, cash and cash equivalents and other securities and instruments.

         2.2 Purchase Price. In consideration for the sale of the Assets, Buyer agrees to pay to Seller at the Closing $40,000,000 (the "Purchase Price") payable by wire transfer of immediately available funds as allocated pursuant to
Section 9.12 hereof to the following account:

         PNC Bank
         Pittsburgh, PA
         ABA#: 043000096
         Account to Credit: 1017286716
         Account Name: Alpha Natural Resources, LLC Concentration Account

         2.3 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place via facsimile delivery of documents and receipt of documents previously sent by overnight courier service commencing at 10:00 a.m. (Eastern time) on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement (other than conditions with respect to actions each Party will take at the Closing itself), or such other date as the Parties may mutually determine (the "Closing Date"). All of the deliveries of documents that are contemplated by this Agreement to be made at the Closing shall be delivered to the applicable Party by (i) overnight courier service for delivery on the Closing Date or (ii), if delivery by overnight courier service on the Closing Date is not practicable, then by facsimile on the Closing Date, with original executed documents delivered on the next succeeding business day. Any documents to be delivered to a Party on the Closing Date will be delivered and held in escrow until the

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Parties communicate via telephone to confirm delivery of all documents and consummation of all other actions contemplated by this Article II.

         2.4 Deliveries at the Closing. At the Closing, (a) Seller will deliver to Buyer the various certificates, instruments, and documents referred to in Section 7.l, (b) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in Section 7.2, (c) Seller will execute and deliver to Buyer a deed substantially in the form attached as Exhibit B that conveys the Assets (other than the Records and the Outleases), (d) Seller and Buyer shall execute a mutually agreeable bill of sale conveying the Records, (e) Seller will execute and deliver to Buyer, and Buyer will execute and deliver to Seller, the Lease Agreement substantially in the form attached as Exhibit C with regard to the lease of the Assets, other than the portion of the Assets that are the subject of the Outleases, to Buyer for the purpose of mining, processing and transporting coal, (f) Seller will execute and deliver to Buyer, and Buyer will execute and deliver to Seller the Assumption and Assignment Agreement in the form attached as Exhibit D, (g) Buyer and Seller will enter into a Lease Termination Agreement in the form attached as Exhibit G and (h) Buyer will pay the Purchase Price by wire transfer to Seller.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES CONCERNING
                                 THE TRANSACTION

         3.1 Representations and Warranties Concerning Seller. Except as set forth in the Disclosure Schedule set forth as Exhibit E, Seller represents and warrants to Buyer, but only as to itself, as follows:

                  (a) Organization of Seller. Seller is a limited liability company that is duly organized, validly existing, and in good standing under the Laws of the state of Delaware, the entire limited liability company membership interest of which is held directly or indirectly by Alpha. Seller is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where the failure to qualify would not have a material adverse effect on Seller or its ability to consummate the transactions contemplated by this Agreement.

                  (b) Authorization of Transaction. Seller has full power and authority (including full company power and authority) to execute and deliver this Agreement and to perform its obligations under this Agreement and each other agreement or instrument to which it is a party in connection with this Agreement. This Agreement and all other agreements or instruments executed and delivered by Seller pursuant to this Agreement constitute the valid and legally binding obligation of Seller enforceable in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order

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to consummate the transactions contemplated by this Agreement.

                  (c) Noncontravention. Neither the execution and delivery of this Agreement or any other agreement or instrument to which it is a party executed in connection with this Agreement or delivered pursuant to this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Seller is subject or any provision of its Organizational Documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject, except for (x) required consents to transfer and related provisions as set forth in Section 3.l(c) of the Disclosure Schedule, (y) any other third-party approvals or consents contemplated in this Agreement; and (z) such violations, defaults, breaches, or other occurrences that do not have a Material Adverse Effect on the ability of Seller to consummate the transactions contemplated by this Agreement.

                  (d) Brokers' Fees. Neither Seller nor its Affiliates have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer or its Affiliates could become liable or obligated.

                  (e) Solvency. As of the date of this Agreement, and after consummation of the transactions contemplated by this Agreement, Seller is not insolvent or unable to pay its debts or has made a general assignment with or for the benefit of its creditors, and no proceeding under any bankruptcy, insolvency or reorganization law has been commenced by or with respect to Seller.

         3.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

                  (a) Organization of Buyer. Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of Delaware.

                  (b) Authorization of Transaction. Buyer has full power and authority (including full company power and authority) to execute and deliver this Agreement and to perform its obligations under this Agreement and each other agreement or instrument to which it is a party in connection with this Agreement. This Agreement and all other agreements or instruments executed and delivered by Seller pursuant to this Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

                  (c) Noncontravention. Neither the execution and delivery of this Agreement or any other agreement or instrument to which it is a party executed in connection with this Agreement or delivered pursuant to this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Buyer is subject or any provision of its Organizational Documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify, or cancel, or require any notice, approval or consent under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject, except for such violations, defaults, breaches, or other occurrences that do not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

                  (d) Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller or its Affiliates could become liable or obligated.

                  (e) Financing. Buyer has sufficient immediately available funds to enable it to make payment of the Purchase Price at Closing without encumbrance or delay and without causing Buyer to become insolvent or to declare insolvency. Buyer expressly acknowledges that, in executing this Agreement, Seller is relying on Buyer's representation with regard to the availability of the necessary funds for the payment of the Purchase Price upon Closing and that there is no condition precedent under this Agreement with regard to Buyer's ability to obtain financing.

                  (f) Seller's Breach of Representation or Warranty. To Buyer's Knowledge as of the date of this Agreement, there is no fact or circumstance that would cause Seller to be in breach of any representation or warranty set forth in this Agreement.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES CONCERNING
                                   THE ASSETS

         4.1 Representations and Warranties Concerning the Assets. Except as set forth in the Disclosure Schedule set forth as Exhibit E, Seller represents and warrants to Buyer as follows:

                  (a) Title to the Assets. To Seller's Knowledge, the Assets are free and clear of all Encumbrances, except for (i) Permitted Encumbrances, (ii) the Encumbrances disclosed in the Disclosure Schedule and
(iii) Encumbrances which do not have a Material Adverse Effect. Seller has delivered or made available to Buyer all material title reports, title insurance policies, title commitments, title opinions and title abstracts relating to the Assets (the "Title Information") which are in the possession and control of Seller. To Seller's Knowledge, all Title Information is true and accurate except to the extent such inaccuracy would not have a Material Adverse Effect or as set forth in the Disclosure Schedule.

                  (b) No Adverse Claims. To Seller's Knowledge, there are no adverse claims to any of the Assets, except for (i) Permitted Encumbrances,
(ii) those claims which would not have a Material Adverse Effect, and (iii) those claims disclosed in the Disclosure Schedule. There are no eminent domain, zoning or condemnation proceedings pending, or to Seller's Knowledge, threatened against any of Assets, except such proceedings that would not have a Material Adverse Effect.

                  (c) Outleases. Section 2.1 of the Disclosure Schedule lists all coal and mineral leases affecting the Assets. To Seller's Knowledge, the Outleases are in full force and effect and each party thereto has performed all material obligations required to be performed by it under such Outleases, and is not in default under any material obligation of such Outleases, except when such default would not have a Material Adverse Effect.

                  (d) Material Change. To Seller's Knowledge, since December 13, 2002, there has been no Material Adverse Effect.

                  (e) Tax Matters. Except as would not have a Material Adverse Effect:

                           (i)      There is no dispute or claim concerning any
Tax liability with respect to the Assets claimed or raised by any authority in writing.

                           (ii)     There are no outstanding agreements or
waivers extending the statutory period of limitations applicable to any Tax Returns required to be filed by or with respect to the Assets and for which Buyer may be responsible.

                           (iii)    Seller or its Affiliates has filed all Tax
Returns with respect to the Assets that it was required to file and such Tax Returns (with respect to the Assets) are accurate in all respects. All Taxes shown as due with respect to the Assets on any such Tax Returns have been paid.

                           (iv)     To Seller's Knowledge, no special
assessments for improvements are outstanding or have been completed as of the date of this Agreement and all currently due ad valorem taxes have been paid.

                  (f) Litigation. Section 4.l(f) of the Disclosure Schedule sets forth each instance in which any of the Assets (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is the subject of any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or is the subject of any pending or, to Seller's Knowledge, threatened claim, demand, or notice of violation or liability from any Person, except where any of the foregoing would not have a Material Adverse Effect.

                  (g)      Environmental Matters. To Seller's Knowledge:

                           (i)      With respect to the Assets, Seller is in
compliance with all applicable federal, state and local Laws (including common law) relating to the protection of the environment as in effect on or before the date of this Agreement, including, without limitation, the Surface Mining Control and Reclamation Act of 1977, 30 U.S.C. section 1201 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. section 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. section 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. section 7401, et seq., the Federal Water Pollution Control Act, as amended, 33 W.S.C. section 1251, et seq., and the Oil Pollution Act of 1990, 33 U.S.C. section 2701, et seq. and the statutes, regulations, rules and orders of all agencies responsible for supervision and enforcement of environmental and mining laws of Virginia (collectively, the "Environmental Laws" and individually an "Environmental Law"), except as set forth in Section 4.l(g) of the Disclosure Schedule, and except for such instances of noncompliance that do not have a Material Adverse Effect.

                           (ii)     With respect to the Assets, Seller has
obtained all permits, licenses, franchises, authorities, consents, and approvals, and has made all filings and maintained all material information, documentation, and records, as necessary under applicable Environmental Laws for operating its assets and business as it is presently conducted, and all such permits, licenses, franchises, authorities, consents, approvals, and filings remain in full force and effect, except as set forth in Section 4.l(g) of the Disclosure Schedule, and except for such matters that do not have a Material Adverse Effect.

                           (iii)    Except as set forth in Section 4.l(g) of the
Disclosure Schedule, and except as does not have a Material Adverse Effect, (A) there are no pending or, to Seller's Knowledge, threatened claims, demands, actions, administrative proceedings or lawsuits against it, with respect to the Assets under any Environmental Laws, and Seller has no Knowledge (without any obligation of due inquiry) of facts which would give rise to the same and (B) none of the Assets are, subject to any outstanding injunction, judgment, order, decree or ruling, under any Environmental Laws.

                           (iv)     Seller has not received any written notice
with respect to the Assets that it is or may be a potentially responsible party under CERCLA or any analogous state law in connection with any site actually or allegedly containing or used for the treatment, storage or disposal of Hazardous Substances.

         For the avoidance of doubt, Seller makes no representation or warranty relating to any Environmental Law except as expressly set forth in this Section 4.l(g).

                  (h) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Assets or Seller is subject or (ii) to Seller's Knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or trigger any rights to payment or other compensation under any agreement, contract, lease, license, instrument, or other arrangement to which any Asset is subject, except for (x) required consents to transfer and related provisions and any other third party appraisals or consents contemplated in this Agreement or (y) where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, right to payment or other compensation, or Encumbrance would not have a Material Adverse Effect, or would not materially adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement. Seller needs to give no notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect or would not materially adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement.

         4.2 Limitations of Representations and Warranties. The following limitations apply with regard to any representations and warranties by Seller:

                  (a) Buyer acknowledges that (i) it has had and pursuant to this Agreement will have before Closing access to Seller, the Assets, and the officers and employees of Seller, and (ii) in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely on the basis of its own independent investigation and upon the express representations, warranties, covenants, and agreements set forth in this Agreement. Without limiting the above, Buyer has, prior to the execution and delivery of this Agreement, (i) reviewed the environmental site assessments available to Seller with respect to the Assets that were provided to Buyer and are more fully described in Section 4.2 of the Disclosure Schedule, (ii) had full opportunity to conduct to its satisfaction inspections of the Assets, and
(iii) fully completed all inspections of the Assets. Buyer acknowledges, after such review and inspections, that no further investigation of the Assets is necessary for purposes of acquiring the Assets for Buyer's intended use. BUYER ACKNOWLEDGES THAT THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

                  (b) WITHOUT LIMITING THE ABOVE, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, SELLER MAKES NO, AND DISCLAIMS ANY, REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE, OR

OTHERWISE REGARDING ALL GEOLOGICAL DATA, RESERVE OR RESOURCE DATA, SUFFICIENCY OF MINING RIGHTS (EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.l(a) ABOVE), PROCESSING CAPABILITIES OF THE ASSETS, MINEABILITY OF COAL, QUALITY OF COAL RESERVES AND INVENTORIES. THE ACREAGES OF THE REAL PROPERTY SET FORTH IN THIS AGREEMENT ARE APPROXIMATIONS AND ANY REPRESENTATION OR WARRANTY WITH RESPECT THERETO IS DISCLAIMED.

                                    ARTICLE V
                              PRE-CLOSING COVENANTS

         5.1 Satisfaction of Conditions Precedent. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, each Party will use all commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including without limitation the satisfaction of the conditions precedent set forth in Article VII. Without limiting the generality of the foregoing, Buyer and Seller agree to cooperate to take all commercially reasonable actions to satisfy the conditions precedent and consummate the transactions contemplated under this Agreement not later than April 15, 2003.

         5.2 Notices and Consents. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, Seller will give any notices to third parties, and will use its commercially reasonable efforts to obtain the third party consents, listed on Section 5.2 of the Disclosure Schedule. Each of the Parties will give any notices to, make any filings with, and use all commercially reasonable efforts to obtain any authorizations, consents, and approvals of Governmental Authorities.

         5.3 Operation of Business. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, Seller will not, without the consent of Buyer (which consent shall not be unreasonably withheld or delayed), except as expressly contemplated by this Agreement or
Section 5.3 of the Disclosure Schedule, engage in any practice, take any action, or enter into any transaction, each solely with respect to the Assets, outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Seller will not, without the consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), except as expressly contemplated by this Agreement or as set forth in Section 5.3 of the Disclosure Schedule, do any of the following:

                  (a) cause or allow any of the Assets to become subject to an Encumbrance, except for Permitted Encumbrances and other Encumbrances identified in Section 5.3(a) of the Disclosure Schedule; or

                  (b) except in the Ordinary Course of Business, amend in any material respect, or terminate any material agreement, contract, lease, license or other instrument affecting or related to the Assets before the expiration of the term thereof, other than to

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

the extent any of them terminate or are terminable pursuant to their respective terms in the Ordinary Course of Business.

         5.4 Access to Information. Seller will permit representatives of Buyer to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Assets. Any information obtained by Buyer, its employees, representatives, consultants, attorneys, agents, lender is and other advisors under this Section 5.4 shall be subject to the confidentiality and use restrictions contained in the Confidentiality Agreement. All "due diligence" activities of Buyer shall be conducted in accordance with applicable Laws and Buyer shall indemnify Seller and its Affiliates from and against all damages, losses and liabilities incurred as a result of such activities. During the period prior to Closing, in no event shall Buyer or its Affiliates or their respective officers, directors, employees, counsel, financial advisors or other representatives be permitted to conduct Phase II environmental assessments or any other sampling or testing of soil and/or ground or surface water at, or under, any real property associated with the Assets, without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.

         5.5 Contact with Lessees, Customers and Vendors. Buyer shall not, prior to the Closing Date, contact any lessee, customer, vendor, supplier or employee of, or any other Person having business dealings with, Seller or its Affiliates with respect to any aspect of the Assets or the transactions contemplated hereby, without the prior consent of Seller, which consent shall not be unreasonably withheld or delayed.

         5.6 Amendment of Disclosure Schedule. Each Party agrees that, with respect to the representations and warranties of such Party contained in this Agreement, such Party shall have the continuing obligation until the Closing to supplement or amend the Disclosure Schedule applicable to that Party with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule. For the purposes of determining whether the conditions set forth in Article VII have been fulfilled, the Disclosure Schedule shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto. However, if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing shall be deemed included in the Disclosure Schedule, and no Party shall be entitled to make a claim for Indemnification under this Agreement with regard to such supplemental information based on the absence of any such supplemental information in the Disclosure Schedule as of the date of this Agreement, pursuant to the terms of this Agreement.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

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

         6.1 General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VIII).

         6.2 Delivery and Retention of Records. Promptly after the Closing, Seller shall provide access to Buyer on reasonable advance notice to all Records in the possession of Seller, it being understood by Buyer and Seller that (i) certain of the Records are in the possession of other Persons and (ii) Buyer shall have such rights and obligations in respect of the Records as Seller has, and Seller represents that it has the right of immediate access during regular business hours to the Records while still in the possession of such third party and has the right to make copies thereof at its own expense. On or before time to be mutually agreed upon by Buyer and Seller, at Buyer's request, Seller will use commercially reasonable efforts to cause the Records to be made available to Buyer at a mutually agreeable location. Upon actual delivery of the Records to Buyer (and their successors and assigns), Seller may retain a copy of the Records to the extent that they relate to the operation of its business. Buyer agrees to: (a) hold the Records and not to destroy or dispose of any portion thereof for a period of ten years from the Closing Date or such longer time as may be required by Law, provided that, if it desires to destroy or dispose of such Records during such period, it will first offer in writing at least sixty
(60) days before such destruction or disposition to surrender them to Seller and if Seller does not accept such offer within twenty (20) days after receipt of such offer, Buyer may take such action; and (b) following the Closing Date to afford (i) Seller, (ii) Seller's successors and assigns, and (iii) any of their accountants, and counsel, during normal business hours, upon reasonable request, at any time, full access to the Records and to Buyer's employees at no cost to Seller (other than for reasonable out-of-pocket expenses); provided that such access will not be construed to require the disclosure of Records that would cause the waiver of any attorney-client, work product or like privilege; provided, further, that in the event of any litigation nothing herein shall limit any Party's rights of discovery under applicable Law. Nothing herein shall impose any liability upon Buyer in the event of destruction or loss of any Records as a result of casualty. Buyer agrees to provide Seller and its successors and assigns to the interests in Seller and their Affiliates involved in the coal mining business reasonable access to the Records after the Closing Date in order for Seller to comply with their obligations under this Agreement (including without limitation, the preparation of any required tax returns in accordance with this Agreement and to comply with any indemnity obligations), and to conduct any historical audit of the financial statements of Alpha or its Affiliates in accordance with generally accepted accounting principles and in accordance with Regulation S-X of the Securities and Exchange Commission. Seller agrees (and shall bind its respective successors and assigns) to keep the terms and conditions of the Outleases confidential; provided that Seller shall not be obligated to keep such terms and conditions confidential to the extent that they are already in possession of the public or becomes available to the public other than through the act or omission of Seller in breach hereof.

         6.3 Termination of Outleases. Upon the termination of each of the Outleases, written notice of which shall be communicated by Buyer to Seller within thirty (30) days after such termination, Seller shall have the right at its option to include under the Lease Agreement the property covered by each such Outlease on the terms, subject to the conditions and for the duration of the remainder of the term of, the Lease Agreement but without any increase in Minimum Annual Royalty under the Lease Agreement, which right shall be exercised by Seller's written notice to Buyer within thirty (30) days following delivery of the notice by Buyer to Seller of notice of termination of each of the Outleases.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         7.1 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties of Seller contained in Section 3.1 and Article IV and in any document to be delivered in connection with this Agreement shall be true and correct when made and as of the Closing Date (other than representations and warranties that are made as of a specific date which shall have been true and correct as of such date), except to the extent that any failures of such representations and warranties to be so true and correct would not have a Material Adverse Effect; provided, however, that if any representation and warranty of Seller is determined to be untrue or incorrect prior to the Closing Date and such failure of such representation and warranty to be so true and correct would have a Material Adverse Effect, then Buyer shall notify Seller upon such determination, and Seller shall have the right, but not the obligation, to cure such failure on or before the Closing Date, in which case, if cured, such failure shall be deemed to have been waived;

                  (b) Seller shall have performed and complied with all of its covenants hereunder through the Closing except to the extent that any failure to perform or comply would not have a Material Adverse Effect;

                  (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (d) Seller shall have delivered to Buyer an officer's certificate to the effect that each of the conditions specified in subsections 7.l(a)-(c) is satisfied in all respects;

                  (e) any Governmental Approvals required to consummate the transactions contemplated by this Agreement shall have been received;

                  (f) the transactions contemplated by that certain Purchase and Sale Agreement of even date between WBRD LLC, a Delaware limited liability company, and Dickenson-Russell Coal Company, LLC, a Delaware limited liability company, shall have consummated; and

                  (g) Seller shall have delivered to Buyer an opinion of Bartlit Beck Herman Palenchar & Scott, or such other counsel to Seller that is reasonably acceptable to Buyer, substantially in the form attached as Exhibit F, with such qualifications and assumptions as shall be customary for opinion letters covering such matters.

                  (h) Seller shall have delivered to Buyer evidence reasonably satisfactory to Buyer from (i) Pittston Coal Company and its Affiliates releasing their reversionary interest in certain of the Assets, (ii) Travelers Casualty and Surety Company of America consenting to the transactions contemplated by this Agreement, and (iii) PNC Bank, National Association, as agent, consenting to the transactions contemplated by this Agreement under that certain Credit Agreement, dated as of March 11, 2003, to which Seller and others is a party.

                  (i) Seller shall have delivered to Buyer a consent reasonably satisfactory to Buyer from Pittston Coal Company to permit Buyer to have the same access that Seller has to the Records in the possession of Pittston Coal Company.

Buyer may waive any condition specified in this Section 7.1 if it executes a writing so stating at or before the Closing.

         7.2 Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties of Buyer contained in Section 3.2 and in any document to be delivered in connection with this Agreement shall be true and correct when made and as of the Closing Date (other than representations and warranties that are made as of a specific date which shall have been true and correct as of such date), except to the extent that any failures of such representations and warranties to be so true and correct would not have a material adverse effect on Seller; provided, however, that if any representation and warranty of Buyer is determined to be untrue or incorrect prior to the Closing Date and such failure of such representation and warranty to be so true and correct would have a Material Adverse Effect, then Seller shall notify Buyer upon such determination, and Buyer shall have the right, but not the obligation, to cure such failure on or before the Closing Date, in which case, if cured, such failure shall be deemed to have been waived;

                  (b) Buyer shall have performed and complied with all of its covenants hereunder through the Closing except to the extent any failure to perform or comply would not have a Material Adverse Effect on Seller;

                  (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (d) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified in subsections 7.2(a)-(c) is satisfied in all respects;

                  (e) any Governmental Approvals required to consummate the transactions contemplated by this Agreement shall have been received;

                  (f) all third party consents required to effectuate the transaction under this Agreement have been received by Seller on terms acceptable to it, in its sole discretion;

                  (g) the VICC Lease will be terminated as March 31, 2003 pursuant to a Lease Termination Agreement in the form of Exhibit G and replaced by the Lease in the form of Exhibit D so that the rights and obligations provided under the VICC Lease shall be governed by the terms and conditions of Exhibit D;

                  (h) the transactions contemplated by that certain Purchase and Sale Agreement of even date between WBRD LLC, a Delaware limited liability company, and Dickenson-Russell Coal Company, LLC, a Delaware limited liability company; shall have consummated; and

                  (i) Buyer shall have delivered to Seller an opinion of the law firm of Huddleston, Bolen, Beatty, Porter & Copen LLP (relying to the extent deemed necessary by such counsel on the opinion of Delaware counsel), or other counsel to Buyer that is reasonably acceptable to Seller, substantially in the form attached as Exhibit F, with such qualifications and assumptions as shall be customary for opinion letters covering such matters.

Seller may waive any condition specified in this Section 7.2 if it executes a writing so stating at or before the Closing.

                                  ARTICLE VIII
                       REMEDIES FOR BREACHES OF AGREEMENT

         8.1      Survival of Representations, Warranties and Certain Covenants.
(i) All of the representations and warranties of Seller contained in Articles III and IV and in any documentation or certificates delivered pursuant to
Section 7.l(d) shall survive the Closing under this Agreement for a period of two years after the Closing Date; (ii) the representations and warranties in
Section 4.l(e) shall survive the Closing with respect to any given claim that would constitute a breach of such representation or warranty until the earlier of four (4) years from the Closing Date or sixty days following the expiration of the statute of limitations applicable to the underlying Tax matter giving rise to that claim; and (iii) the representations and warranties in Section 4.l(g) shall survive the

Closing under this Agreement for a period of three years after the Closing Date. The representations and warranties of Buyer contained in Section 3.2 shall survive the Closing for a period of two years after the Closing Date. The covenants contained in this Agreement to be performed after the Closing shall survive the Closing indefinitely.

         8.2      Indemnification Provisions for Benefit of Buyer.

                  (a) Seller shall indemnify and hold Buyer Indemnities harmless from and against any and all Adverse Consequences whatsoever arising out of or resulting from:

                           (i)      Any breach of warranty or misrepresentation
by Seller or the nonperformance of any covenant or obligation to be performed by Seller to the extent that and only to the extent that (A) there is an applicable survival period pursuant to Section 8.1; and that (B) Buyer makes a written claim for indemnification against Seller pursuant to Section 11.6 within such survival period; or

                           (ii)     Any attempt (whether or not successful) by
any person to cause or require Buyer to pay or discharge any debt, obligation or liability relating to Seller not associated with the Assets.

                  (b) Limitations of Indemnification. The following limitations shall apply with regard to Seller's obligation to indemnify Buyer Indemnitees pursuant to this Section 8.2:

                           (i)      Seller's liability under this Agreement
shall not exceed 25% of the Purchase Price paid in accordance with Section 2.2. The limitations on Seller's indemnification obligations set forth in the prior sentence shall not apply to losses resulting from fraud or willful misconduct by Seller.

                           (ii)     Seller and its Affiliates will have no
liability for any Adverse Consequences, unless and until the aggregate Adverse Consequences for which Buyer Indemnitees are entitled to recover under this Agreement exceeds 1.0% of the Purchase Price paid in accordance with Section 2.2 (the "Threshold Amount"); provided, however, once such amount exceeds the Threshold Amount, Buyer Indemnitees will be entitled to recover all amounts to which they are entitled in excess of the Threshold Amount, subject to the limitations set forth in (i) above.

                           (iii)    Seller and its Affiliates shall not be
liable to Buyer Indemnitees for any Adverse Consequences associated with a claim that is based upon any fact, matter or circumstance within the actual knowledge of Buyer, Buyer Indemnitees and their Affiliates as of the date hereof, as well as such facts, matters or circumstances which before the Closing Date had been communicated to Buyer, Buyer Indemnitees or their Affiliates in writing.

                           (iv)     Buyer acknowledges and agrees that the
indemnification
provisions in this Article VIII and the termination rights in Section 10.1 shall be the exclusive remedies of Buyer, Buyer Indemnitees and their Affiliates with respect to the transactions contemplated by this Agreement.

         8.3 Indemnification Provisions for Benefit of Seller. Buyer shall indemnify and hold Seller Indemnities forever harmless from and against all Adverse Consequences whatsoever arising out of or resulting from:

                  (a) any breach of warranty or misrepresentation by Buyer contained herein, or the non-performance of any covenant or obligation to be performed by Buyer to the extent that and only to the extent that (A) there is an applicable survival period pursuant to Section 8.1; and that (B) Seller make a written claim for indemnification against Buyer pursuant to Section 11.6 within such survival period; or

                  (b) the assumption and performance of Buyer of the Outleases.

         8.4      Matters Involving Third Parties.

                  (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a right to claim for indemnification against any other Party (the "Indemnifying Party") under Section 8.2 or Section 8.3, then the Indemnified Party shall promptly (and in any event within five business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing.

                  (b) The Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

                  (c) Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in subsection 8.4(b), the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

                  (d) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party which consent shall not be withheld unreasonably.

         8.5 Determination of Amount of Adverse Consequences. The Adverse Consequences giving rise to any indemnification obligation hereunder shall be limited to the actual loss suffered by the Indemnified Party (i.e., reduced by any insurance proceeds or other payment or recoupment received, realized or retained by the Indemnified Party as a result of the events giving rise to the claim for indemnification), net of any reduction in Taxes of the Indemnified Party (or the affiliated group of which it is a member) occasioned by such loss or damage. The amount of the actual loss and the amount of the indemnity payment shall be computed by taking into account the timing of the loss or payment, as applicable, using a 8% interest or discount rate, as appropriate. Upon the request of the Indemnifying Party, the Indemnified Party shall provide the Indemnifying Party with information sufficient to allow the Indemnifying Party to calculate the amount of the indemnity payment in accordance with this Section 8.5. An Indemnified Party shall take all reasonable steps to mitigate damages in respect of any claim for which it is seeking indemnification and shall use reasonable efforts to avoid any costs or expenses associated with such claim and, if such costs and expenses cannot be avoided, to minimize the amount thereof.

         8.6 Tax Treatment of Indemnity Payments. All indemnification payments made under this Agreement, including any payment made under Article VIII, shall be treated as purchase price adjustments for Tax purposes.

                                   ARTICLE IX
                                   TAX MATTERS

         9.1 Post-Closing Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed any Post-Closing Tax Returns with respect to the Assets. Buyer shall pay (or shall cause to be paid) any Taxes due with respect to such Tax Returns.

         9.2 Pre-Closing Tax Returns. Seller shall prepare or cause to be prepared and file or cause to be filed all Pre-Closing Tax Returns with respect to the Assets. Seller shall pay (or cause to be paid) any Taxes due with respect to such Tax Returns.

         9.3 Prorated Ad Valorem Taxes. Ad valorem real property taxes on the Assets will be handled between the Parties as follows: Seller will pay and be responsible for all ad valorem real property tax bills which have been received and are due prior to the Closing, including all tax bills for years prior to 2003, whether or not they have been received or are due. Buyer will pay all tax bills it receives after the Closing. Buyer will be responsible for seeking reimbursements for ad valorem real property taxes for 2003 which are attributable to the Outleases from the appropriate lessee. Buyer shall be entitled to reimbursement for Ad valorem real property taxes for the year 2003, pursuant to the terms of the Lease Agreement entered into in accordance with the terms of this Agreement as if the Lease Agreement had been in effect on January 1, 2003.

         9.4 Claims for Refund. Buyer shall not file any claim for refund of taxes with respect to the Assets for whole or partial taxable periods on or before the Closing Date.

         9.5      Cooperation on Tax Matters.

                  (a) Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Seller shall (i) retain all books and records with respect to Tax matters pertinent to the Assets relating to any whole or partial taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer or Seller, as the case may be, shall allow the other party to take possession of such books and records.

                  (b) Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         9.6 Certain Taxes. Seller will file all necessary Tax Returns and other documentation with respect to all transfer (including without limitation, stock transfer), recording, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation. Notwithstanding anything set forth in this Agreement to the contrary, Buyer will be obligated to bear and shall pay at Closing, any transfer, documentary, sales, recording, use, stamp, registration and other Taxes and fees incurred in connection with this Agreement and the transactions contemplated under this Agreement. Buyer agrees to indemnify, defend and hold Seller harmless for all such taxes and fees.

         9.7 Confidentiality. Any information shared in connection with Taxes shall be kept confidential, except as may otherwise be necessary in connection with the filing of Tax Returns or reports, refund claims, tax audits, tax claims and tax litigation, or as required by Law.

         9.8 Audits. Seller and Buyer shall provide prompt written notice to the others of any pending or threatened tax audit, assessment or proceeding that it becomes aware of related to the Assets for whole or partial periods for which it may be indemnified by the other party hereunder. Such notice shall contain factual information (to the extent known) describing the asserted tax liability in reasonable detail and shall be accompanied by copies of any notice or other document received from or with any tax authority in respect of any such matters. If an indemnified party has knowledge of an asserted tax liability with respect to a matter for which it may be indemnified hereunder and such party fails to give the indemnifying party prompt notice of such asserted tax liability, then (a) if the indemnifying party is precluded by the failure to give prompt notice from contesting the asserted tax liability in any forum, the indemnifying party shall have no obligation to indemnify the indemnified party for any Taxes arising out of such asserted tax liability, and (b) if the indemnifying party is not so precluded from contesting, but such failure to give prompt notice results in a detriment to the indemnifying party, then any amount which the indemnifying party is otherwise required to pay the indemnified party pursuant to this Section shall be reduced by the amount of such detriment, provided, the indemnified party shall nevertheless be entitled to full indemnification hereunder to the extent, and only to the extent, that such party can establish that the indemnifying party was not prejudiced by such failure. Section 9.10 shall control the procedure for Tax indemnification matters to the extent it is inconsistent with any other provision of this Agreement.

         9.9 Control of Proceedings. The party responsible for the Tax under this Agreement shall control audits and disputes related to such Taxes (including action taken to pay, compromise or settle such Taxes). Reasonable out of pocket expenses with respect to such contests shall be borne by Seller and Buyer in proportion to their responsibility for such Taxes as set forth in this Agreement. Except as otherwise provided by this Agreement, the noncontrolling party shall be afforded a reasonable opportunity to participate in such proceedings at its own expense.

         9.10 Powers of Attorney. Buyer shall provide Seller and their Affiliates with such powers of attorney or other authorizing documentation as are reasonably necessary to empower them to execute and file returns they are responsible for hereunder, file refund and equivalent claims for Taxes they are responsible for, and contest, settle, and resolve any audits and disputes that they have control over under Section 9.8 (including any refund claims which turn into audits or disputes).

         9.11 Remittance of Refunds. If Buyer or any Affiliate of Buyer receives a refund of any Taxes attributable to a Pre-Closing Tax Period that Seller is responsible for hereunder, or if Seller or any Affiliate of Seller receives a refund of any Taxes attributable to a Post-Closing Tax Period that Buyer is responsible for hereunder, the party receiving such refund shall, within thirty days after receipt of such refund, remit it to the party who has responsibility for such Taxes hereunder. For the purpose of this Section 9.1 1, the term "refund" shall include a reduction in Tax and the use of an overpayment as a credit or other tax offset, and receipt of a refund shall occur upon the filing of a return or an adjustment thereto using such reduction, overpayment or offset or upon the receipt of cash.

         9.12 Purchase Price Allocation. Within thirty (30) days of the date of this Agreement and in any event prior to Closing, Seller and Buyer shall attempt to agree upon the allocation of the Purchase Price among the Assets for all purposes (including Tax and financial accounting purposes). Buyer, Seller and their applicable Affiliates will file all Tax Returns (including amended Tax Returns and claims for refund) and information reports in a manner consistent with such agreed upon allocation.

         9.13 Closing Tax Certificate. At the Closing, Seller shall deliver, or cause each of its selling Affiliates to deliver, to Buyer a certificate signed under penalties of perjury

(i) stating that it is not a foreign corporation, foreign partnership, foreign trust or foreign estate, (ii)providing its U.S. Employer Identification Number and (iii) providing its address, all pursuant to Section 1445 of the Code. At the Closing, Buyer shall deliver to Seller a statement providing its U.S. Employment Identification Number and its address.

                                    ARTICLE X
                            TERMINATION OF AGREEMENT

         10.1 Termination of Agreement. The Parties may terminate this Agreement, as provided below:

                  (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time before the Closing;

                  (b) Buyer may terminate this Agreement by giving written notice to Seller at any time before Closing if the Closing shall not have occurred on or before April 15, 2003 (unless the failure results primarily from Buyer itself breaching any representation, warranty or covenant contained in this Agreement);

                   (c) Seller may terminate this Agreement by giving written notice to Buyer at any time before the Closing if the Closing shall not have occurred on or before April 15, 2003 (unless the failure results primarily from Seller breaching any representation, warranty or covenant contained in this Agreement);

                  (d) Buyer or Seller may terminate this Agreement if any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or shall have taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby or impairing use or exploitation of any Assets and such order, decree, ruling or other action shall have become final and nonappealable; and

                  (e) Seller may terminate this Agreement by giving written notice to Buyer at any time before the Closing to the extent that Buyer does not provide its consent to the assignment of the Lease Agreements to a third party (whether pursuant to a direct assignment or pursuant to a transfer of control) designated by Seller.

         10.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 10.1, all rights and obligations of the Parties with respect to any Assets not theretofore sold to Buyer hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided that the confidentiality provisions contained in the Confidentiality Agreement and Sections 11.2 and 11.3 of this Agreement shall survive termination.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Insurance. Buyer acknowledges and agrees that, following the Closing, the Insurance Policies of Seller and its Affiliates may be terminated or modified to exclude coverage of all or any portion of the Assets by Seller or its Affiliates and, as a result, Buyer acknowledges that the Assets will not be insured by Seller. Buyer further acknowledges that Seller only maintained such Insurance Policies (including self insurance and deductible levels) that it deemed necessary in its sole discretion or that were required by Law. Notwithstanding Section 11.l, if any claims are made or losses occur prior to the Closing Date that relate solely to the Assets and such claims, or the claims associated with such losses, properly may be made against the policies retained by Seller or its Affiliates pursuant to Section 11.1 or under policies otherwise retained by Seller or its Affiliates after the Closing, then, subject to any limitations under the Insurance Policies (including without limitation time restrictions on "claims made" policies), Seller shall use its commercially reasonable efforts so that Buyer can file, notice, and otherwise continue to pursue these claims pursuant to the terms of such policies; provided, however, that nothing in this Agreement shall require Seller to maintain or to refrain from asserting claims against or exhausting any retained policies and Seller shall not be required to proceed against any direct or indirect self-insured primary insurance programs or policies of any of its Affiliates, including arrangement with carriers for claims administration service under cost plus reimbursement agreements, assumed retention, deductible or retrospective rating plans or other plans or arrangements to the extent that risk of loss thereunder is ultimately assumed or paid by one of its Affiliates.

         11.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided that any Party may make any public disclosure it believes in good faith is required by the terms of any contract to which it is a party, applicable Law, or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will advise the other Parties before making the disclosure).

         11.3 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party.

         11.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together will constitute one and the same instrument.

         11.6 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Buyer:                        CSTL LLC
                                    c/o Natural Resource Partners L.P.
                                    Suite 300, 1035 Third Avenue
                                    Huntington, WV 25727
                                    Attn: Nick Carter
                                    Tel: (304) 522-5757
                                    Fax: (304) 522 5401

With copy to:                       NRP (Operating) LLC
                                    c/o Natural Resource Partners L.P.
                                    Suite 3600
                                    601 Jefferson Street
                                    Houston, TX 77002
                                    Attn: Dwight L. Dunlap
                                    Tel: (713) 751-7514
                                    Fax: (713) 650-0606

If to Seller:                       Alpha Land and Reserves LLC
                                    c/o Alpha Natural Resources, LLC
                                    406 West Main Street
                                    Abingdon, Virginia 24212
                                    Attention: Michael J. Quillen
                                    Tel: (276) 619-4410
                                    Fax: (276) 628-9025

With a copy to:                     Bartlit Beck Herman Palenchar & Scott
                                    1899 Wynkoop Street, Suite 800
                                    Denver, Colorado 80202
                                    Attention: James L. Palenchar, Esq.
                                    Tel: (303) 592-3111
                                    Fax: (303) 592-3140

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the addresses set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the state of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of Delaware.

         11.8 Entire Agreement. This Agreement (including the documents referred to in this Agreement) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter of this Agreement. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller.

         11.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         11.10 Transaction Expenses. Each of Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                   CSTL LLC, a Delaware limited liability
                                   company

                                   By: NRP (Operating) LLC, a Delaware limited
                                   liability company, its sole operating manager

                                   By:/s/ NICK CARTER
                                      --------------------------------------
                                   Name: Nick Carter
                                   Its President and Chief Operating Officer

                                   ALPHA LAND AND RESERVES, LLC

                                   By: /s/ MICHAEL D. BROWN
                                       -------------------------------------
                                   Name: Michael D. Brown
                                   Title: President & Manager

                  Natural Resource Partners L.P., a Delaware limited partnership, hereby (i) unconditionally and irrevocably agrees with Seller to perform, when due, all of Buyer's obligations pursuant to the Purchase Agreement, (ii) agrees to be fully bound and obligated by the terms hereof to the same extent as is Buyer, (iii) waives all defenses as a surety including notice, (iv) agrees that its obligations under this paragraph shall not be impaired, diminished or discharged by any extension of time granted by Seller, by any course of dealing between Seller and Buyer, or by any event or circumstance which might operate to discharge a guarantor and (v) covenants to take any and all actions and execute and deliver further documents reasonably requested by Seller to implement and enforce such foregoing obligations.

                                   NATURAL RESOURCES PARTNERS L.P.
                                   By NRP (GP) LP, its General Partner
                                   By GP Natural Resources Partners LLC,
                                   its general Partner

                                   By: /s/ Nick Carter
                                      --------------------------------------
                                   Name: Nick Carter
                                   Title: President and Chief Operating Officer

                  Alpha Natural Resources, LLC, a Delaware limited liability company, hereby (i) unconditionally and irrevocably agrees with Buyer to perform, when due, all of Seller's obligations pursuant to the Purchase Agreement, (ii) agrees to be fully bound and obligated by the terms hereof to the same extent as is Seller, (iii) waives all defenses as a surety including notice, (iv) agrees that its obligations under this paragraph shall not be impaired, diminished or discharged by any extension of time granted by Buyer, by any course of dealing between Seller and Buyer, or by any event or circumstance which might operate to discharge a guarantor and (v) covenants to take any and all actions and execute and deliver further documents reasonably requested by Buyer to implement and enforce such foregoing obligations.

                                    Alpha Natural Resources, LLC

                                    By: /s/ Michael J. Quillen
                                       -------------------------------------
                                    Name: Michael J. Quillen
                                    Title: President & Manager

                                    EXHIBIT A

                         DEFINITIONS AND INTERPRETATIONS

         1.1 Definitions. Unless otherwise provided to the contrary in this Agreement, capitalized terms in this Agreement shall have the following meanings:

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses, but excluding lost profits, punitive, exemplary, special or consequential damages.

         "Affiliate" means, with respect to any specified Person, any other person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Agreement" has the meaning set forth in the preface.

         "Assets" means the assets which are described in more detail in Exhibit B.

         "Buyer" has the meaning set forth in the preface.

         "Buyer Indemnitees" means, collectively, Buyer and its Affiliates and its and their officers, directors, employees, agents and representatives.

         "Closing" has the meaning set forth in Section 2.3.

         "Closing Date" has the meaning set forth in Section 2.3.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor Law.

         "Confidentiality Agreement" means the Confidentiality Agreement between Natural Resoruce Partners L.P. and First Reserve Corporation dated December 10, 2002.

         "Encumbrance" means any mortgage, pledge, lien, encumbrance, servitude, restriction, easement, right-of-way, charge, other security interest including any and all coal or mineral leases or surface leases on any Assets and including rights or obligations under any collective bargaining agreement.

         "Environmental Condition" means any condition at, on, under, within, or migrating to or from the Sites, in each case arising out of any Environmental Law and requiring Remedial Work.

         "Environmental Law" or "Environmental Laws" has the meaning set forth in Section 4.l(f)(i).

         "Governmental Authority" means the United States and any state, county, city or other political subdivision, agency, court or instrumentality.

         "Hazardous Substance" means any material defined as a "hazardous substance" or "hazardous waste" under any Environmental Law.

         "Indemnified Party" has the meaning set forth in Section 8.4(a).

         "Indemnifying Party" has the meaning set forth in Section 8.4(a).

         "Insurance Policies" means those material policies of insurance which Seller or any of its Affiliates maintained with respect to the Assets prior to Closing.

         "Knowledge" means, in the case of Seller, the actual knowledge of the individuals listed on Section 1.1A of the Disclosure Schedule upon due inquiry and, in the case of Buyer, the actual knowledge of the individuals listed on
Section 1.1A of the Disclosure Schedule upon due inquiry.

         "Laws" means any statute, code, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any applicable Governmental Authority.

         "Lease Agreement" means the lease substantially in the form set forth in Exhibit C.

         "Material Adverse Effect" means any change or effect that, individually or in the aggregate with other changes or effects, is materially adverse to the ownership of the Assets taken as a whole, provided that in determining whether a Material Adverse Effect has occurred, the following changes or effects shall not be considered: (i) the coal mining industry generally (including, but not limited to, the price of coal and the costs associated with the mining, production and delivery of coal); (ii) United States or global economic conditions or financial markets in general, including changes in interest rates;
(iii) the transactions contemplated by this Agreement; (iv) changes in Law, or any judgments, orders or decrees that apply generally to similarly situated persons; and (v) any change in or effect on the Assets which is cured (including by payment of money) before the earlier of the Closing and the termination of this Agreement pursuant to Section 10.1.

         "Obligations" means duties, liabilities and obligations, whether vested, absolute or contingent, known or unknown, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether contractual, statutory or otherwise.

         "Ordinary Course of Business" means the ordinary course of business in all material respects consistent with the affected party's past custom and practice (including with respect to quantity and frequency).

         "Organizational Documents" means the articles of incorporation, certificate of incorporation, charter, bylaws, articles or certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

         "Outleases" means the mineral and coal leases identified in Section 2.1 of the Disclosure Schedule.

         "Party" and "Parties" have the meanings set forth in the preface.

         "Permitted Encumbrances" means any of the following: (i) any liens for Taxes and assessments not yet due and payable or, if due and payable, that are being contested in good faith in the Ordinary Course of Business; (ii) any obligations or duties vested in any municipality or other Governmental Authority to regulate any Asset in any manner including obligations, duties, restrictions and limitations under all applicable Laws; (iii) liens reserved for Seller's performance under leases, subleases, licenses and similar instruments, (iv) any Encumbrances set forth in Section 4.1 of the Disclosure Schedule, (v) Encumbrances and other conveyances (including deeds, easements, leases and licenses) of record in the chain of title of Seller or its Affiliates and their predecessors-in-title; (vi) Encumbrances apparent from an inspection of the Assets; and (vii) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto as it is currently being used or materially interfere with the ordinary conduct of the business. Notwithstanding the above, paragraphs (iv) and (v) above does not include Encumbrances consisting of mortgages, deeds of trust, pledges, liens or security interests.

         "Person" means an individual or entity, including, without limitation, any corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization, or governmental entity (or any department, agency or political subdivision thereof).

         "Post-Closing Tax Period" means any Tax period beginning after the Closing Date.

         "Post-Closing Tax Return" means any Tax Return that is required to be filed with respect to a Post-Closing Tax Period.

         "Pre-Closing Tax Period" means any Tax periods or portions thereof ending on or before the Closing Date.

         "Pre-Closing Tax Return" means any Tax Return that is required to be filed with respect to a Pre-Closing Tax Period.

         "Purchase Price" has the meaning set forth in Section 2.2.

         "Records" has the meaning set forth in Section 2.1.

         "Remedial Work" means all investigative, site monitoring, restoration, abatement, detoxification, containment, handling, treatment, removal, storage, decontamination, clean-up, transport, disposal or other ameliorative work, corrective action or response action required by (i) any Environmental Law, (ii) any order or request of any federal, state or local agency, or (iii) any final judgment, consent decree, settlement or compromise with respect to any Environmental Law.

         "Seller" has the meaning set forth in the preface.

         "Seller Indemnitees" means, collectively, Seller and its Affiliates and its and their officers, directors, employees, agents, and representatives.

         "Subsidiary" means, with respect to any relevant Person, any other Person that is (directly or indirectly) controlled and more than 90%-Owned (directly or indirectly) by the relevant Person.

         "Tax" or "Taxes" means any state or local ad valorem, real property or personal property tax, including any interest, penalty or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 8.4.

         1.2 Interpretations. Unless expressly provided for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:

                  (a) Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                  (b) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

                  (c) A reference to a person, corporation, trust, estate, partnership, or other entity includes any of them.

                  (d) The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  (e) All references in this Agreement to articles, sections or subdivisions thereof shall refer to the corresponding article, section or subdivision thereof of this Agreement unless specific reference is made to such articles, sections, or subdivisions of another document or instrument.

                  (f) A reference to any agreement or document (including without limitation a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.

                  (g) No waiver by either Party of any default by the other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Party from, performance of any other provision, condition or requirement herein, nor shall such waiver be deemed to be a waiver of, or in any manner a release of, the other Party from future performance of the same provision, condition or requirement. Any delay or omission of either Party to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter. The failure of either Party to perform its obligations hereunder shall not release the other Party from the performance of such obligations.

                  (h) A reference to any party to this Agreement or another agreement or document includes the party's successors and assigns.

                  (i) A reference to legislation or to a provision of legislation includes a modification or reenactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

                  (j) A reference to a writing includes a facsimile transmission of it and any means of reproducing of its words in a tangible and permanently visible form.

                  (k) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                  (l) The word "including" shall mean including without limitation.

                  (m) The Exhibits identified in this Agreement are incorporated herein by reference and made a part of this Agreement.

                  (n) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.